Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 19, 1998 included in New Marriott MI, Inc.'s (subsequently renamed "Marriott International, Inc.") annual report on Form 10-K for the year ended January 2, 1998 (File No. 1-13881) into Health and Retirement Properties Trust's Current Report on Form 8-K and into Health and Retirement Properties Trust's previously filed Registration Statements File Nos. 33-62135, 333-26887, 333-47815 and 333-47817 and to all references to our firm included in such registration statements.

                                               /s/ Arthur Andersen LLP


Washington, D.C.
April 8, 1998